Exhibit 32.2

Certification Pursuant to
Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350

I, May Liu, certify, pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Anthera Pharmaceuticals, Inc. on FORM 10-Q for the quarter ended March 31, 2018 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Anthera Pharmaceuticals, Inc.

May 15, 2018	By:	/s/ May Liu
May Liu
Senior Vice President, Finance & Administration
(Principal Financial Officer)